BWX Technologies Reports Strong Second Quarter 2020 Results and Increases 2020 Full-Year Earnings Guidance
•Grows 2Q20 EPS to $0.67 (GAAP) and $0.71 (non-GAAP) vs. 2Q19 EPS of $0.62
•Reports 2Q20 consolidated revenue of $505 million, up 7% vs. 2Q19
•Increases 2020 full-year non-GAAP EPS guidance to a range of $2.80 – $2.90
•Increases the Nuclear Operations Group segment revenue guidance to ~10% growth
Lynchburg, VA - Aug 3, 2020 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT", "we", "us" or the "Company") reported second quarter 2020 revenue of $505 million, a 7% increase compared with $471 million in the second quarter of 2019. GAAP net income for the second quarter 2020 was $64.3 million, or $0.67 per diluted share, compared with GAAP net income of $58.9 million, or $0.62 per diluted share, in the prior-year period. Non-GAAP net income for the second quarter 2020 was $67.7 million, or $0.71 per diluted share, compared with non-GAAP net income of $59.1 million, or $0.62 per diluted share, in the prior-year period. A reconciliation of non-GAAP results is detailed in Exhibit 1.
“BWXT delivered strong second quarter results driven by exceptional operational performance through the first half of the year combined with cost control measures, both of which lead us to increase our 2020 EPS guidance,” said Rex D. Geveden, president and chief executive officer. “The core Navy franchise continued to beat our internal expectations through a combination of work volume increases and contract performance improvements driven by operational excellence.”
“We remain cautiously optimistic as we continue to navigate a COVID-19 work environment and focus on employee health and safety while maintaining business viability,” said Geveden. “All 12 of our major production facilities have remained operational, and despite some COVID-19-related impacts, the Nuclear Power Group is well positioned for recovery through the remainder of the year.”
Second Quarter Segment Results
Nuclear Operations Group (NOG) segment revenue was $410 million for the second quarter of 2020, a 14% increase from the prior-year period, driven by accelerated timing of long-lead material procurements and higher downblending and naval nuclear fuel volume. NOG operating income was $86.0 million in the second quarter of 2020, a 14% increase compared with the prior-year period, driven by higher production volume and the timing of procurement of long-lead material. Second quarter 2020 segment operating margin was 21.0%.
Nuclear Power Group (NPG) segment revenue was $68.0 million for the second quarter of 2020, a 22% decrease from the prior-year period primarily due to lower component manufacturing volume, rescheduled commercial nuclear service outages and lower medical isotope production volume due in part to COVID-19, partially offset by the Laker Energy acquisition. NPG GAAP and non-GAAP operating income was $1.1 million and $2.4 million, respectively, in the second quarter of 2020, a significant respective decrease from the prior-year period driven primarily from the absence of favorable contract adjustments that occurred in the prior-year period and lower volume, including medical radioisotopes due in part to COVID-19. Second quarter 2020 segment GAAP and non-GAAP operating margins were 1.6%

and 3.5%, respectively.
Nuclear Services Group (NSG) segment GAAP and non-GAAP operating income was $4.1 million and $5.1 million, respectively, in the second quarter of 2020, up significantly compared with $1.5 million and $1.8 million respective GAAP and non-GAAP results for the second quarter of 2019 driven by lower costs.
Liquidity and Debt
The Company generated cash from operating activities of $162 million in the second quarter of 2020 compared with $64.8 million in the prior-year period. At the end of the second quarter 2020, the Company’s cash and short-term investments position, net of restricted cash, was $65.3 million.
On June 12, 2020, the Company issued $400 million aggregate principal amount of its 4.125% senior notes due 2028. The Company used the net proceeds from the notes to repay, in full, all indebtedness outstanding under its senior secured term loans, repay a portion of the amount outstanding under its senior secured revolving credit facility and to pay all fees and expenses related to the notes offering.
As of June 30, 2020, the Company had gross debt of $840 million, which included $800 million in senior notes and $40.0 million in borrowings under the Company’s revolving credit facility. The Company also had $64.7 million in letters of credit issued under its revolving credit facility, resulting in $645 million in remaining availability, an increase of $373 million compared with remaining availability at the end of 2019.
Capital Deployment
The Company returned $18.2 million of cash to shareholders during the second quarter 2020 through dividends, bringing the total year-to-date cash returned to shareholders to $56.8 million, including $20.0 million in share repurchases and $36.8 million in dividends. As of June 30, 2020, share repurchase authorization was $145 million.
On July 31, 2020, the BWXT Board of Directors declared a quarterly cash dividend of $0.19 per common share. The dividend will be payable on September 8, 2020, to shareholders of record on August 19, 2020.
2020 Guidance
BWXT 2020 guidance has been updated to reflect year-to-date performance and management’s outlook on the remainder of the year. 2020 guidance continues to incorporate business conditions related to the COVID-19 pandemic and assumes that current conditions will remain in effect through the remainder of 2020.

BWXT updated the following guidance for 2020:
•Increased non-GAAP EPS from ~$2.80 to a range of $2.80 – $2.90 (excludes pension and post-retirement benefits mark-to-market)
•Increased NOG revenue growth to ~10%
BWXT reiterated the following guidance for 2020:
•Consolidated revenue growth of ~8%
•NPG revenue growth down ~1%
•Non-GAAP operating income and margin
•NOG operating margin in the “high teens” with upside potential from CAS pension reimbursement
•NPG operating margin of ~11%
•NSG operating income of ~$25 million

•Other segment operating expense primarily R&D of ~1% of revenue
•Unallocated corporate expenses of ~$15 million
•Other income primarily related to pension and other post-employment benefits of ~$37 million
•Capital expenditures of ~$270 million
•Non-GAAP effective tax rate of ~23%
Long-term Guidance
BWXT long-term guidance has been updated to reflect the current business conditions related to the COVID-19 pandemic and assumes that current conditions will remain in effect through the remainder of 2020.
BWXT reiterated long-term guidance with COVID-19 assumptions that, excluding the benefit of tax reform, the Company anticipates a non-GAAP EPS compound annual growth rate (CAGR) in the low-double digits over a three-to-five year period from 2017 based on a robust organic growth strategy and balance sheet capacity.
The Company does not provide GAAP guidance because it is unable to reliably forecast most of the items that are excluded from GAAP to calculate non-GAAP results. These items could cause GAAP results to differ materially from non-GAAP results. See reconciliation of non-GAAP results in Exhibit 1 for additional information.
Conference Call to Discuss Second Quarter 2020 Results
Date: Tuesday, August 4, 2020, at 9:00 a.m. EDT
Live Webcast: Investor Relations section of website at www.bwxt.com
Full Earnings Release Available on BWXT Website
A full version of this earnings release is available on our Investor Relations website at http://investors.bwxt.com/q22020-release

BWXT may use its website (www.bwxt.com) as a channel of distribution of material Company information. Financial and other important information regarding BWXT is routinely accessible through and posted on our website. In addition, you may elect to automatically receive e-mail alerts and other information about BWXT by enrolling through the “Email Alerts” section of our website at http://investors.bwxt.com.
Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues; our plans and expectations for the NOG, NPG and NSG segments including the expectations, timing and revenue of our strategic initiatives, such as medical radioisotopes; changes in general economic conditions, reduced demand for our products and services, disruptions to our supply chain and/or production, changes in government regulations and other factors, including any such impacts of, or actions in response to the COVID-19 health crisis; and our 2020 guidance and long-term guidance. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear products and services; capital priorities of power generating utilities; the extent to which the COVID-19 health crisis impacts our business; the impact of COVID-19 on our employees, contractors, suppliers, customers and other partners and their business activities; the extent to which the length and severity of the COVID-19 health crisis exceeds our current expectations; the potential recurrence or subsequent waves of COVID-19 or similar diseases; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see BWXT’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports on Form 10-Q. BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.
About BWXT
At BWX Technologies, Inc. (NYSE: BWXT), we are People Strong, Innovation Driven. Headquartered in Lynchburg, Va., BWXT provides safe and effective nuclear solutions for national security, clean energy, environmental remediation, nuclear medicine and space exploration. With approximately 6,650 employees, BWXT has 12 major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and NASA facilities. Follow us on Twitter at @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Mark Kratz		Jud Simmons
Director, Investor Relations		Director, Media and Public Relations
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)

Three Months Ended June 30, 2020
	GAAP	Restructuring Costs	Costs Associated with Sale of Business	Debt Issuance Costs	Non-GAAP

Operating Income	$82.4	$1.3	$2.7	$—	$86.4
Other Income (Expense)	1.6	—	—	0.5	2.2
Provision for Income Taxes	(19.7)	(0.3)	(0.6)	(0.1)	(20.8)
Net Income	64.4	0.9	2.1	0.4	67.8
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	(0.1)
Net Income Attributable to BWXT	$64.3	$0.9	$2.1	$0.4	$67.7

Diluted Shares Outstanding	95.6				95.6
Diluted Earnings per Common Share	$0.67	$0.01	$0.02	$0.00	$0.71

Effective Tax Rate	23.4%				23.4%

NPG Operating Income	$1.1	$1.3	$—	$—	$2.4

NSG Operating Income	$4.1	$—	$1.0	$—	$5.1

Three Months Ended June 30, 2019
	GAAP	Restructuring Costs	Non-GAAP

Operating Income	$80.5	$0.3	$80.9
Other Income (Expense)	(2.8)	—	(2.8)
Provision for Income Taxes	(18.7)	(0.1)	(18.8)
Net Income	59.0	0.3	59.3
Net Income Attributable to Noncontrolling Interest	(0.1)	—	(0.1)
Net Income Attributable to BWXT	$58.9	$0.3	$59.1

Diluted Shares Outstanding	95.7		95.7
Diluted Earnings per Common Share	$0.62	$0.00	$0.62

Effective Tax Rate	24.1%		24.1%

NSG Operating Income	$1.5	$0.3	$1.8

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2020	December 31, 2019
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$61,584	$86,540
Restricted cash and cash equivalents	3,069	3,056
Investments	3,710	5,843
Accounts receivable – trade, net	64,846	56,721
Accounts receivable – other	9,480	13,426
Retainages	46,767	46,670
Contracts in progress	395,847	376,037
Other current assets	38,670	41,462
Total Current Assets	623,973	629,755
Property, Plant and Equipment, Net	656,205	580,241
Investments	7,236	7,620
Goodwill	274,345	275,502
Deferred Income Taxes	55,747	58,689
Investments in Unconsolidated Affiliates	70,564	70,116
Intangible Assets	186,442	191,392
Other Assets	96,851	95,598
TOTAL	$1,971,363	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2020	December 31, 2019
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$—	$14,711
Accounts payable	141,459	170,678
Accrued employee benefits	66,489	82,640
Accrued liabilities – other	60,467	52,213
Advance billings on contracts	64,815	75,425
Accrued warranty expense	5,131	9,042
Income taxes payable	36,974	—
Total Current Liabilities	375,335	404,709
Long-Term Debt	826,831	809,442
Accumulated Postretirement Benefit Obligation	22,021	23,259
Environmental Liabilities	83,845	80,368
Pension Liability	157,229	172,508
Other Liabilities	24,570	14,515
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 126,949,882 and 126,579,285 shares at June 30, 2020 and December 31, 2019, respectively	1,269	1,266
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	143,412	134,069
Retained earnings	1,447,642	1,344,383
Treasury stock at cost, 31,660,490 and 31,266,670 shares at June 30, 2020 and December 31, 2019, respectively	(1,093,287)	(1,068,164)
Accumulated other comprehensive income (loss)	(17,519)	(7,448)
Stockholders' Equity – BWX Technologies, Inc.	481,517	404,106
Noncontrolling interest	15	6
Total Stockholders' Equity	481,532	404,112
TOTAL	$1,971,363	$1,908,913

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$504,520	$471,231	$1,046,728	$887,685
Costs and Expenses:
Cost of operations	367,534	338,023	759,977	641,658
Research and development costs	4,029	5,332	8,632	10,506
Losses on asset disposals and impairments, net	299	151	299	151
Selling, general and administrative expenses	55,137	54,052	108,095	105,735
Total Costs and Expenses	426,999	397,558	877,003	758,050
Equity in Income of Investees	4,913	6,862	10,976	14,544
Operating Income	82,434	80,535	180,701	144,179
Other Income (Expense):
Interest income	61	137	292	552
Interest expense	(7,865)	(9,542)	(15,832)	(18,245)
Other – net	9,450	6,604	17,367	14,125
Total Other Income (Expense)	1,646	(2,801)	1,827	(3,568)
Income before Provision for Income Taxes	84,080	77,734	182,528	140,611
Provision for Income Taxes	19,684	18,734	42,512	32,501
Net Income	$64,396	$59,000	$140,016	$108,110
Net Income Attributable to Noncontrolling Interest	(138)	(122)	(259)	(254)
Net Income Attributable to BWX Technologies, Inc.	$64,258	$58,878	$139,757	$107,856
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.62	$1.46	$1.13
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.67	$0.62	$1.46	$1.13
Shares used in the computation of earnings per share:
Basic	95,457,629	95,357,311	95,434,990	95,306,210
Diluted	95,633,571	95,677,204	95,694,972	95,749,280

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2020	2019
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$140,016	$108,110
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,565	30,833
Income of investees, net of dividends	(927)	(6,314)
Recognition of losses for pension and postretirement plans	1,553	1,295
Stock-based compensation expense	7,477	6,352
Other, net	2,025	(977)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(2,433)	6,836
Accounts payable	(6,641)	11,191
Retainages	(76)	(2,602)
Contracts in progress and advance billings on contracts	(27,560)	(69,549)
Income taxes	39,098	(6,184)
Accrued and other current liabilities	2,612	(15,192)
Pension liabilities, accrued postretirement benefit obligations and employee benefits	(32,996)	(22,983)
Other, net	2,917	6,250
NET CASH PROVIDED BY OPERATING ACTIVITIES	155,630	47,066
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(115,477)	(75,701)
Acquisition of business	(16,174)	—
Purchases of securities	(2,159)	(2,038)
Sales and maturities of securities	4,305	2,054
Investments, net of return of capital, in equity method investees	88	—
Other, net	—	17
NET CASH USED IN INVESTING ACTIVITIES	(129,417)	(75,668)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	643,000	483,400
Repayments of long-term debt	(628,176)	(390,714)
Payment of debt issuance costs	(6,310)	—
Repurchases of common shares	(20,000)	(20,000)
Dividends paid to common shareholders	(36,764)	(32,976)
Exercises of stock options	1,790	1,400
Cash paid for shares withheld to satisfy employee taxes	(5,044)	(8,654)
Other, net	1,137	815
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(50,367)	33,271
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(690)	447
TOTAL (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(24,844)	5,116
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	92,400	36,408
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF PERIOD	$67,556	$41,524
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$17,923	$19,827
Income taxes (net of refunds)	$3,274	$38,103
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$17,235	$11,204

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$410,252	$358,352	$834,027	$663,153
Nuclear Power Group	67,983	86,639	155,900	171,038
Nuclear Services Group	33,328	29,829	70,093	58,923
Eliminations	(7,043)	(3,589)	(13,292)	(5,429)
TOTAL	$504,520	$471,231	$1,046,728	$887,685

SEGMENT INCOME:
Nuclear Operations Group	$85,972	$75,226	$176,331	$132,851
Nuclear Power Group	1,102	14,883	9,572	27,466
Nuclear Services Group	4,122	1,490	10,522	3,061
Other	(5,600)	(6,744)	(10,959)	(12,840)
SUBTOTAL	85,596	84,855	185,466	150,538
Unallocated Corporate	(3,162)	(4,320)	(4,765)	(6,359)
TOTAL	$82,434	$80,535	$180,701	$144,179

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$8,466	$8,192	$16,875	$16,201
Nuclear Power Group	4,385	4,549	8,855	9,065
Nuclear Services Group	336	787	1,293	1,548
Other	26	236	53	299
Corporate	1,738	1,947	3,489	3,720
TOTAL	$14,951	$15,711	$30,565	$30,833

CAPITAL EXPENDITURES:
Nuclear Operations Group	$24,045	$19,851	$65,927	$55,211
Nuclear Power Group	23,552	7,958	43,747	13,380
Nuclear Services Group	—	138	664	385
Other	235	331	235	2,252
Corporate	2,877	2,904	4,904	4,473
TOTAL	$50,709	$31,182	$115,477	$75,701

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,913,860	$3,706,286	$3,913,860	$3,706,286
Nuclear Power Group	771,407	750,417	771,407	750,417
Nuclear Services Group	43,116	48,260	43,116	48,260
TOTAL	$4,728,383	$4,504,963	$4,728,383	$4,504,963

BOOKINGS:
Nuclear Operations Group	$40,809	$53,974	$231,581	$1,730,711
Nuclear Power Group	60,850	67,673	69,718	117,749
Nuclear Services Group	35,939	30,582	73,416	65,588
TOTAL	$137,598	$152,229	$374,715	$1,914,048